                                                                     EXHIBIT 4.1

                                PG&E CORPORATION,
                                    As Issuer

                                  $600,000,000

                      6-7/8% SENIOR SECURED NOTES DUE 2008

                                    INDENTURE

                            Dated as of July 2, 2003

                                 Bank One, N.A.,
                                   As Trustee

                                TABLE OF CONTENTS

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
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

   SECTION 1.01       DEFINITIONS.................................................................................1
   SECTION 1.02       OTHER DEFINITIONS..........................................................................25
   SECTION 1.03       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........................................25
   SECTION 1.04       RULES OF CONSTRUCTION......................................................................26

ARTICLE 2. THE NOTES.............................................................................................26

   SECTION 2.01       FORM AND DATING,...........................................................................26
   SECTION 2.02       EXECUTION AND AUTHENTICATION...............................................................27
   SECTION 2.03       REGISTRAR AND PAYING AGENT.................................................................28
   SECTION 2.04       PAYING AGENT TO HOLD MONEY IN TRUST........................................................28
   SECTION 2.05       HOLDER LISTS...............................................................................29
   SECTION 2.06       TRANSFER AND EXCHANGE......................................................................29
   SECTION 2.07       REPLACEMENT NOTES..........................................................................42
   SECTION 2.08       OUTSTANDING NOTES..........................................................................43
   SECTION 2.09       TREASURY NOTES.............................................................................43
   SECTION 2.10       TEMPORARY NOTES............................................................................43
   SECTION 2.11       CANCELLATION...............................................................................43
   SECTION 2.12       DEFAULTED INTEREST.........................................................................44
   SECTION 2.13       CUSIP NUMBERS..............................................................................44
   SECTION 2.14       ISSUANCE OF ADDITIONAL NOTES...............................................................44

ARTICLE 3. REDEMPTION AND PREPAYMENT.............................................................................45

   SECTION 3.01       NOTICES TO TRUSTEE.........................................................................45
   SECTION 3.02       SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.............................................45
   SECTION 3.03       NOTICE OF REDEMPTION.......................................................................45
   SECTION 3.04       EFFECT OF NOTICE OF REDEMPTION.............................................................46
   SECTION 3.05       DEPOSIT OF REDEMPTION OR PURCHASE PRICE....................................................46
   SECTION 3.06       NOTES REDEEMED OR PURCHASED IN PART........................................................47
   SECTION 3.07       OPTIONAL REDEMPTION........................................................................47
   SECTION 3.08       MANDATORY REDEMPTION.......................................................................48
   SECTION 3.09       OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS........................................48

ARTICLE 4. COVENANTS.............................................................................................50

   SECTION 4.01       PAYMENT OF NOTES...........................................................................50
   SECTION 4.02       MAINTENANCE OF OFFICE OR AGENCY............................................................50
   SECTION 4.03       REPORTS....................................................................................51
   SECTION 4.04       COMPLIANCE CERTIFICATE.....................................................................51
   SECTION 4.05       TAXES......................................................................................52
   SECTION 4.06       STAY, EXTENSION AND USURY LAWS.............................................................52
   SECTION 4.07       RESTRICTED PAYMENTS........................................................................52

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
   SECTION 4.08       DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.............................56
   SECTION 4.09       INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.................................57
   SECTION 4.10       ASSET SALES................................................................................60
   SECTION 4.11       TRANSACTIONS WITH AFFILIATES...............................................................62
   SECTION 4.12       LIENS......................................................................................64
   SECTION 4.13       BUSINESS ACTIVITIES........................................................................64
   SECTION 4.14       CORPORATE EXISTENCE........................................................................64
   SECTION 4.15       OFFER TO REPURCHASE UPON CHANGE OF CONTROL, SPIN-OFF OR REORGANIZATION EVENT...............64
   SECTION 4.16       PAYMENTS FOR CONSENT.......................................................................66
   SECTION 4.17       DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES....................................66
   SECTION 4.18       COVENANT TERMINATION.......................................................................66

ARTICLE 5. SUCCESSORS............................................................................................67

   SECTION 5.01       MERGER, CONSOLIDATION OR SALE OF ASSETS....................................................67
   SECTION 5.02       SUCCESSOR CORPORATION SUBSTITUTED..........................................................68

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................68

   SECTION 6.01       EVENTS OF DEFAULT..........................................................................68
   SECTION 6.02       ACCELERATION...............................................................................70
   SECTION 6.03       OTHER REMEDIES.............................................................................70
   SECTION 6.04       WAIVER OF PAST DEFAULTS....................................................................70
   SECTION 6.05       CONTROL BY MAJORITY........................................................................71
   SECTION 6.06       LIMITATION ON SUITS........................................................................71
   SECTION 6.07       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..............................................71
   SECTION 6.08       COLLECTION SUIT BY TRUSTEE.................................................................71
   SECTION 6.09       TRUSTEE MAY FILE PROOFS OF CLAIM...........................................................72
   SECTION 6.10       PRIORITIES.................................................................................72
   SECTION 6.11       UNDERTAKING FOR COSTS......................................................................73

ARTICLE 7. TRUSTEE...............................................................................................73

   SECTION 7.01       DUTIES OF TRUSTEE..........................................................................73
   SECTION 7.02       RIGHTS OF TRUSTEE..........................................................................74
   SECTION 7.03       INDIVIDUAL RIGHTS OF TRUSTEE...............................................................75
   SECTION 7.04       TRUSTEE'S DISCLAIMERS......................................................................75
   SECTION 7.05       NOTICE OF DEFAULTS.........................................................................75
   SECTION 7.06       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.................................................75
   SECTION 7.07       COMPENSATION AND INDEMNITY.................................................................76
   SECTION 7.08       REPLACEMENT OF TRUSTEE.....................................................................77
   SECTION 7.09       SUCCESSOR TRUSTEE BY MERGER, ETC...........................................................77
   SECTION 7.10       ELIGIBILITY; DISQUALIFICATION..............................................................78
   SECTION 7.11       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..........................................78

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
ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................78

   SECTION 8.01       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...................................78
   SECTION 8.02       LEGAL DEFEASANCE AND DISCHARGE.............................................................78
   SECTION 8.03       COVENANT DEFEASANCE........................................................................79
   SECTION 8.04       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.................................................79
   SECTION 8.05       DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                         PROVISIONS .............................................................................80
   SECTION 8.06       REPAYMENT TO COMPANY.......................................................................81
   SECTION 8.07       REINSTATEMENT..............................................................................81

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................82

   SECTION 9.01       WITHOUT CONSENT OF HOLDERS OF NOTES........................................................82
   SECTION 9.02       WITH CONSENT OF HOLDERS OF NOTES...........................................................83
   SECTION 9.03       COMPLIANCE WITH TRUST INDENTURE ACT........................................................84
   SECTION 9.04       REVOCATION AND EFFECT OF CONSENTS..........................................................84
   SECTION 9.05       NOTATION ON OR EXCHANGE OF NOTES...........................................................85
   SECTION 9.06       TRUSTEE TO SIGN AMENDMENTS, ETC............................................................85

ARTICLE 10. SATISFACTION AND DISCHARGE...........................................................................85

   SECTION 10.01      SATISFACTION AND DISCHARGE.................................................................85
   SECTION 10.02      APPLICATION OF TRUST MONEY.................................................................86

ARTICLE 11. COLLATERAL...........................................................................................87

   SECTION 11.01      PLEDGE AGREEMENTS..........................................................................87
   SECTION 11.02      OPINIONS...................................................................................87
   SECTION 11.03      RELEASE OF THE COLLATERAL..................................................................88
   SECTION 11.04      CERTIFICATES OF THE COMPANY................................................................88
   SECTION 11.05      AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENTS............88
   SECTION 11.06      AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENTS...............89
   SECTION 11.07      RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS......................................89

ARTICLE 12. MISCELLANEOUS........................................................................................89

   SECTION 12.01      TRUST INDENTURE ACT CONTROLS...............................................................89
   SECTION 12.02      NOTICES....................................................................................90
   SECTION 12.03      COMMUNICATIONS BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.............................91
   SECTION 12.04      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.........................................91
   SECTION 12.05      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..............................................91
   SECTION 12.06      RULE BY TRUSTEE AND AGENTS.................................................................92
   SECTION 12.07      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS...................92
   SECTION 12.08      GOVERNING LAW..............................................................................92
   SECTION 12.09      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..............................................92

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
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
   SECTION 12.10      SUCCESSORS.................................................................................92
   SECTION 12.11      SEVERABILITY...............................................................................92
   SECTION 12.12      COUNTERPART ORIGINALS......................................................................92
   SECTION 12.13      TABLE OF CONTENTS, HEADINGS, ETC...........................................................92

EXHIBITS
--------
EXHIBIT A                           FORM OF NOTE
EXHIBIT B                           FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C                           FORM OF CERTIFICATE OF EXCHANGE

                             Cross-Reference Table*

Trust Indenture                                                                                      Indenture
Act Section                                                                                           Section
-----------                                                                                           -------
310   (a)(1).............................................................................              7.10
      (a)(2).............................................................................              7.10
      (a)(3).............................................................................              N.A.
      (a)(4).............................................................................              N.A.
      (a)(5).............................................................................              7.10
      (b)................................................................................              7.10
      (c)................................................................................              N.A.
311   (a)................................................................................              7.11
      (b)................................................................................              7.11
      (c)................................................................................              N.A.
312   (a)................................................................................              2.05
      (b)................................................................................              12.03
      (c)................................................................................              12.03
313   (a)................................................................................              7.06
      (b)(1).............................................................................              11.03
      (b)(2).............................................................................           7.06; 7.07
      (c)................................................................................           7.06;12.02
      (d)................................................................................              7.06
314   (a)................................................................................           4.03;12.02
      (b)................................................................................              N.A.
      (c)(1).............................................................................              12.04
      (c)(2).............................................................................              12.04
      (c)(3).............................................................................              N.A.
      (d)................................................................................           11.03;11.04
      (e)................................................................................              12.05
      (f)................................................................................              N.A.
315   (a)................................................................................              7.01
      (b)................................................................................           7.05, 12.02
      (c)................................................................................              7.01
      (d)................................................................................              7.01
      (e)................................................................................              6.11
316   (a)(last sentence).................................................................              2.09
      (a)(1)(A)..........................................................................              6.05
      (a)(1)(B)..........................................................................              6.04
      (a)(2).............................................................................              N.A.
      (b)................................................................................              6.07
      (c)................................................................................              2.12
317   (a)(1).............................................................................              6.08
      (a)(2).............................................................................              6.09

----------

* This Cross-Reference Table is not part of the Indenture.

      (b)................................................................................              2.04
318   (a)................................................................................              12.01
      (b)................................................................................              N.A.
      (c)................................................................................              12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

            This INDENTURE dated as of July 2, 2003, between PG&E Corporation, a California corporation (the "Company"), and Bank One, N.A., as trustee (the "Trustee").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6-7/8% Senior Secured Notes due 2008 (the "Initial Notes") and the 6-7/8% Senior Secured Notes due 2008 issued in the Exchange Offer, as defined herein, pursuant to this Indenture (the "Exchange Notes" and, together with the Additional Notes, as defined herein, and the Initial Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

            Section 1.01. Definitions.

            "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Additional Assets" means:

            (1) any property or assets, other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, that are used by or useful to the Company or any of its Restricted Subsidiaries in a Permitted Business; or

            (2) the Capital Stock of an entity that either is already at the time a Restricted Subsidiary or becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Company or another of its Restricted Subsidiaries.

            "Additional Interest" means all Additional Interest, if any, owing at the time of determination pursuant to Section 5 of the Registration Rights Agreement.

            "Additional Notes" means any notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 2.02, 2.14 and
4.09 hereof.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;

provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

            "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights, including by means of a merger, consolidation or similar transaction; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the covenant contained in Section
                  4.15 of this Indenture and/or the covenant contained in
                  Section 5.01 of this Indenture and not by the covenant contained in Section 4.10 of this Indenture; and

            (2) the issuance of Equity Interests in any Restricted Subsidiary or the sale by the Company or a Restricted Subsidiary of their Equity Interests in any Subsidiary of the Company (other than directors' qualifying shares).

            Notwithstanding the preceding, none of the following items shall be deemed to be Asset Sales:

            (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

            (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

            (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

            (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

            (5)   the sale or other disposition of cash or Cash Equivalents;

            (6) a Restricted Payment or Permitted Investment that is permitted by Section 4.07;

            (7) any sale of Capital Stock of the Company by a Restricted Subsidiary;

            (8) any sale of Capital Stock of NEG by the Company or any Restricted Subsidiary required by or provided for in a confirmed plan of reorganization in a bankruptcy proceeding of NEG or otherwise necessary to comply with such a plan or in connection with a court-approved judgment or settlement of litigation related to NEG's bankruptcy proceeding; provided that the Net Proceeds from any such sale is applied in accordance with Section 4.10 of this Indenture; and

            (9)   dispositions in connection with Permitted Liens.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Base Pledge Agreement" means the Utility Stock Base Pledge Agreement, dated as of the Issue Date, among the Company, as pledgor, the Trustee and the Collateral Agent, as pledgee for the benefit of the Holders of the Notes and the holders of any additional Indebtedness that become a party thereto pursuant to the terms thereof, as amended, amended and restated or otherwise modified from time to time.

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

            "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation;

            (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

            (3) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

            "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (1)      in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

         (1)      United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $200.0 million;

         (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having the highest rating obtainable from Standard & Poor's or Moody's and in each case maturing within one year after the date of acquisition;

         (6) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, having a rating of at least AAA from Standard & Poor's or at least Aaa from Moody's; and

         (7) money market funds substantially all of whose assets constitute securities of the kinds described in clauses (1) through (6) of this definition or that have a rating of at least AAA from Standard & Poor's or at least Aaa from Moody's.

         "Change of Control" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act);

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company;

         (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

         (5) the first day on which the Company and its Subsidiaries shall cease to be the Beneficial Owner, directly or indirectly, of at least 80% of the common stock or 70% of the Voting Stock of the Utility;

         (6) a Change of Control as defined in the Company's Indenture dated June 25, 2002 governing the Company's 9.50% convertible subordinated notes due 2010, as amended, modified or supplemented from time to time; or

         (7) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving Person constituting a majority of the outstanding shares of such Voting Stock of such surviving Person (immediately after giving effect to such transaction).

         "Clearstream" means Clearstream Banking, S.A., or any successor securities clearing agency.

         "Collateral" means all of the property from time to time in which Liens are purported to be granted to secure the Notes pursuant to the Pledge Agreements.

         "Collateral Agent" shall have the meaning given to it in the Pledge Agreements.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles" but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

         (5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income, minus

         (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and any items that represent the reversal of any accrual or reserve, taken in any prior period for anticipated cash expenses, in each case, as determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; provided that, for the avoidance of doubt, the Consolidated Net Income of the Company shall not include any net loss of NEG;

         (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

         (3) the cumulative effect of a change in accounting principles will be excluded.

         "Consolidated Tangible Assets" means the total consolidated assets, less goodwill and intangibles, of the Company and its Subsidiaries, as shown on the most recent balance sheet of the Company.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (1)      was a member of such Board of Directors on the Issue Date; or

         (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" will be at the principal address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "CPUC" means the California Public Utilities Commission or its successor.

         "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original lender or lenders or another lender or lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 hereof, substantially in the form of Exhibit A hereto, except that such Note will not bear the Global Note Legend and will not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control, spin-off or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to compliance by the Company with the covenants contained in Section 4.10 and Section 4.15 and unless such repurchase or redemption complies with Section 4.07 of this Indenture.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any public sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the notes issued in the Exchange Offer pursuant to this Indenture.

         "Exchange Offer" has the meaning given to it in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning given to it in the Registration Rights Agreement.

         "Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries (other than any other Permitted Debt) in existence on the Issue Date, until such amounts are repaid.

         "FERC" means the Federal Energy Regulatory Commission or its successor.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations incurred with respect to Indebtedness; plus

         (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

         (3) any interest expense actually paid by the Company or a Restricted Subsidiary on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries; plus

         (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or such Disqualified Stock or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) (i) in the case of dividends that are not deductible for income tax purposes, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, or (ii) one, in the case of dividends that are deductible for income tax purposes, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems any Disqualified Stock or preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurs (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of

Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(d)(i) to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of all or any part of any Indebtedness in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

         (2)      foreign exchange contracts and currency protection agreements;

         (3) any commodity futures contract, commodity option or other similar agreement or arrangement; and

         (4)      other similar agreements or arrangements.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (1)      in respect of borrowed money;

         (2)      evidenced by bonds, notes, debentures or similar instruments;

         (3) in respect of banker's acceptances or letters of credit (or reimbursement agreements in respect thereof) or similar instruments;

         (4)      representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

         (6) representing the net obligations of such Person under any Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); or

         (7) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any preferred stock;

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock or, with respect to any Restricted Subsidiary, preferred stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others to the extent secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means $600.0 million in aggregate principal amount of 6-7/8% Senior Secured Notes due 2008 issued under this Indenture on the Issue Date.

         "Investment Grade Date" means the first date upon which the Notes are rated BBB- or better by Standard & Poor's and Baa3 or better by Moody's (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Company as a replacement agency) and no Material Default has occurred and is continuing under this Indenture.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business and (y) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of and other Investments in such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c) of this Indenture.

         "Issue Date" means July 2, 2003.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset.

         "Make-Whole Amount" means, with respect to a Note, an amount equal to the greater of (1) 1.0% of the principal amount of the Note or (2) the excess, if any, of (a) the present value of (i) all required interest payments due on such Note through July 15, 2006 (excluding any portion of such payments of interest accrued as of the redemption date) plus (ii) the redemption price of such Note at July 15, 2006 (such redemption price being set forth in Section 3.07), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Note. "Treasury Rate" is defined as the yield to maturity (calculated on a semi-annual bond-equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes; provided that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and the Stated Maturity of the Notes.

         "Make-Whole Price" means the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount of those Notes.

         "Material Default" means (i) any Default; provided that with respect to a Default of the type contemplated under clause (4) of Section 6.01, if the Company has not received a notice of default from the Holders within 45 days after it provided notice of such Default to the Trustee, then such Default shall no longer be deemed to be a Material Default until such time, if any, as the Company receives a notice of default in respect of such Default or (ii) an Event of Default, unless, in either case, such Default or Event of Default has been cured or waived.

         "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

         "NEG" means PG&E National Energy Group, LLC, a Delaware limited liability company and each of its Subsidiaries.

         "Net Cash Proceeds" means the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations to the extent corresponding to the principal, but not interest, component thereof when received in the form of cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placements agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection therewith and net of taxes paid or payable as a result thereof.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends of such specified person, excluding, however:

         (1) any gains and losses, together with any related provision for taxes on such gains and losses, realized in connection with:
                  (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

         (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

         (3) any non-cash impairment loss determined in accordance with GAAP related to the carrying value of goodwill.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, any amounts required to be applied to the repayment of Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

         (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

         (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

         (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Notes" has the meaning given to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Obligations" means any principal, premium and Additional Interest, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

         "Officer" means, with respect to any Person, the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice-president of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Section
12.05 hereof.

         "Opinion of Counsel" means an opinion meeting the requirements of
Section 12.05 hereof from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Payment Default" has the meaning given to it in Section 6.01 of this Indenture.

         "Paying Agent" has the meaning given to it in Section 2.03 of this Indenture.

         "Permitted Business" means the lines of business conducted by the Company and its Subsidiaries on the date hereof and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company's chief financial officer and set forth in an Officer's Certificate delivered to the Trustee.

         "Permitted Debt" has the meaning given to it in Section 4.09 of this Indenture.

         "Permitted Investments" means:

         (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

         (2)      any Investment in Cash Equivalents;

         (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the Company; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 of this Indenture;

         (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

         (6) any Investments received (a) in satisfaction of judgments or in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

         (7) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness permitted under Section 4.09 of this Indenture;

         (8)      Hedging Obligations permitted to be incurred under Section
                  4.09 of this Indenture;

         (9) payroll, travel and similar advances to officers, directors or employees of the Company and any of its Subsidiaries to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (10) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

         (11) Investments in the Utility if the Company reasonably determines that such Investments are required to comply with the conditions set forth by the CPUC in Decision 96-11-017 or Decision 99-04-068 and any decision of the CPUC which imposes a requirement or condition on the Company affecting the Company's relationship with the Utility or are otherwise required by law or any court-approved settlement;

         (12) Investments in the Utility required by or provided for in, or otherwise necessary to satisfy the conditions to effectiveness of, the Utility's Plan of Reorganization;

         (13) Investments in Unrestricted Subsidiaries by the Company or a Restricted Subsidiary pursuant to agreements in effect on the Issue Date, as such agreements may be modified or amended; provided that no such amendment or modification may materially increase the investment obligations of the Company or applicable Restricted Subsidiary thereunder;

         (14) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed $50.0 million;

         (15) any Investment in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

         (16) any Investment or payment required by an investment contract, in each case as in effect on the Issue Date, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require the Company or any of its Restricted Subsidiaries to make any additional Investment or payment in connection therewith; and

         (17) any payments to NEG by the Company or a Restricted Subsidiary required by or provided for in a confirmed plan of reorganization in a bankruptcy proceeding of NEG or otherwise necessary to comply with such a plan or in connection with a court-approved judgment or settlement related to an NEG bankruptcy proceeding.

         "Permitted Liens" means:

         (1) Liens on assets (other than assets that constitute Collateral) securing Indebtedness incurred pursuant to clauses (b)(i) or
                  (b)(xiii) of Section 4.09 of this Indenture;

         (2)      Liens securing the Notes;

         (3)      Liens existing on the Issue Date;

         (4)      Liens in favor of the Company;

         (5) Liens to secure Indebtedness of any Restricted Subsidiaries; provided that the Indebtedness is permitted by the terms of this Indenture to be incurred;

         (6) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or otherwise becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or such Person becoming a Restricted Subsidiary of the Company and do not extend to any assets other than those of such Person;

         (7) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with such acquisition;

         (8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (b)(iv) of Section 4.09 of this Indenture;

         (9) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or distributions in respect thereof) that secured or, under the written arrangements under which the original Lien arose, could secure the Indebtedness being refinanced;

         (10) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

         (11) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (12) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (13) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws and other types of social security or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

         (14) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (15) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that
                  (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

         (16) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, which do not materially interfere with the ordinary conduct of the Company's business or the business of its Subsidiaries;

         (17) judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

         (18) Liens incurred or deposits made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;

         (19) Liens consisting of any interest or title of a licensor in the property subject to a license;

         (20) Liens arising from sales or other transfers of accounts receivable in the ordinary course of business; and

         (21) any extensions, substitutions, replacements or renewals of the foregoing.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable), the principal component or liquidation preference, as the case may be, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), the principal component or liquidation preference, as the case may be, of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

         (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4)      such Permitted Refinancing Indebtedness is incurred either by
                  (i) the Company or (ii) by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Pledge Agreements" means, collectively, the Base Pledge Agreement and the Protective Pledge Agreement.

         "Protective Pledge Agreement" means the Utility Stock Protective Pledge Agreement, dated as of the Issue Date, among the Company, as pledgor, the Trustee and the Collateral Agent, as pledgee for the benefit of the Holders of the Notes and the holders of any additional Indebtedness that become a party thereto pursuant to the terms thereof, as amended, amended and restated or otherwise modified from time to time.

         "Private Placement Legend" means the legend set forth in Section 2.06(d)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

         "Purchase Agreement" means (i) with respect to the Initial Notes, the Purchase Agreement, dated as of June 27, 2003, among the Company, Lehman Brothers Inc., Banc One Capital Markets, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and (ii) with respect to each issuance of Additional Notes, if any, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to, among other things, rights given by the Company to the purchasers of Additional Notes to register the exchange or resale of such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means Global Notes bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal, in the aggregate, to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Reorganization Event" means a merger of the Company into an Affiliate of the Company as a result of which the Collateral is released under the terms of the Pledge Agreements; provided that either (1) the Notes are secured on an equal and ratable basis with any senior secured Indebtedness of such Affiliate at any time outstanding or (2) the Notes are rated Baa3 or better by Moody's and BBB - or better by Standard & Poor's immediately after the consummation of such transaction.

         "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Notes" means the Rule 144A Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 144A Global Note" means one or more global notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal, in the aggregate, to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means:

         (1) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

         (2) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes; and

         (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

                  (a) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (b) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

                  (c)      any trade payables; or

                  (d) any Indebtedness that is incurred in violation of this Indenture.

         "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Exchange Notes pursuant to a Registration Rights Agreement.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof; provided that only the Company and its Restricted Subsidiaries, including without limitation their Investments in Unrestricted Subsidiaries, will be used for purposes of calculations under Rule 1-02(w) of Regulation S-X.

         "Spin-Off" means the distribution of any business or businesses of the Utility to the shareholders of the Company, pursuant to a confirmed plan of reorganization under Chapter 11 of Title 11 of the United States Code.

         "Standard & Poor's" means Standard & Poor's Rating Services, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under TIA.

         "Transaction Documents" means this Indenture, the Notes, the Purchase Agreement, the Pledge Agreements and the Registration Rights Agreement.

         "Transfer Restricted Securities" means securities that bear or are required to bear the Private Placement Legend set forth in Section 2.06(d)(i) hereof.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means one or more Global Notes, substantially in the form of Exhibit A attached hereto, that bear the Global Note Legend, that do not and are not required to bear the Private Placement Legend and are deposited with or on behalf of and registered in the name of the Depositary or its nominee.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

         (1)      has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or
                  (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

         (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Notwithstanding the foregoing, each of the Utility and NEG, and each of their respective direct and indirect Subsidiaries shall be deemed to be Unrestricted Subsidiaries, unless the Company designates one or more of them as Restricted Subsidiaries in accordance with the terms set forth in this Indenture.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted pursuant to Sections 4.07 and 4.17 of this Indenture. If, at any time, any Unrestricted Subsidiary, other than the Utility or NEG, and each of their respective direct and indirect Subsidiaries, would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 of this Indenture, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 of this Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

         "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

         "Utility" means Pacific Gas and Electric Company, a California corporation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness or redemption or similar payment in respect of the Disqualified Stock by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2) the then outstanding principal amount of such Indebtedness or principal component or liquidation preference of Disqualified Stock, as the case may be.

         Section 1.02 Other Definitions.

                                                                         Defined in
        Term                                                              Section
        ----                                                              -------
       "Affiliate Transaction"........................................   4.11
       "Asset Sale Offer".............................................   3.09
       "Asset Sale Offer Amount"......................................   3.09
       "Asset Sale Offer Period"......................................   3.09
       "Asset Sale Payment Date" .....................................   3.09
       "Authentication Order" ........................................   2.02
       "Change of Control Offer"......................................   4.15
       "Change of Control Payment"....................................   4.15
       "Change of Control Payment Date"...............................   4.15
       "Covenant Defeasance"..........................................   8.03
       "DTC"..........................................................   2.03
       "Event of Default".............................................   6.01
       "Excess Proceeds"..............................................   4.10
       "incur"........................................................   4.09
       "Initial Notes"................................................   preamble
       "Legal Defeasance".............................................   8.02
       "Refinancings" ................................................   4.08
       "Registrar"....................................................   2.03
       "Restricted Payment"...........................................   4.07
       "Utility's Plan of Reorganization".............................   4.07

         Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company and any successor obligor on the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii)    "or" is not exclusive;

         (iv) words in the singular include the plural, and in the plural include the singular;

         (v)      provisions apply to successive events and transactions; and

         (vi) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

         Section 2.01. Form and Dating, (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may be issued in the form of Definitive Notes or Global Notes, as specified by the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $1,000 and integral multiples thereof.

         Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

         (b) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

         (c) Book-Entry Provisions. This Section 2.01(c) will apply only to a Global Note deposited with or on behalf of the Depositary.

         The Company will execute and the Trustee will, in accordance with this
Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) will be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) will be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Participants in the Depositary will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee will be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

         (d) Certificated Notes. Except as provided in this Section 2.01 or
Section 2.06, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

         Section 2.02. Execution and Authentication. Two Officers will sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $600.0 million 6-7/8% Senior Secured Notes Due 2008, (ii) Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section
2.02 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes or Additional Notes, in each case upon a written order of the Company signed by an Officer of the Company (an "Authentication Order"). Such Authentication Order will specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent for service of notices and demands.

         Section 2.03. Registrar and Paying Agent.The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

         Section 2.04. Paying Agent to Hold Money in Trust.The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Trustee, the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

         Section 2.05. Holder Lists.The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and will otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee, at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company will otherwise comply with TIA Section 312(a).

         Section 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

                        (1) the Company delivers to the Trustee notice from the
            Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

                        (2) the Company in its sole discretion determines that
            the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same

         Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
         Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another

         Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

         (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                  (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c)         Transfer or Exchange of Beneficial Interests for
                        Definitive Notes.

            (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                        (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                        (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
            Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a
            Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (ii) if the holder of such beneficial interest in a
            Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
            Note issued in exchange for a beneficial interest pursuant to this
            Section 2.06(c)(3) will not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.


            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, or the Regulation S Global Note, as applicable.

            (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                        (i) if the Holder of such Definitive Notes proposes to
            exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (ii) if the Holder of such Definitive Notes proposes to
            transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

            (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                        (i) if the Holder of such Restricted Definitive Notes
            proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such

            Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (ii) if the Holder of such Restricted Definitive Notes
            proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                        (1) one or more Unrestricted Global Notes in an
            aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

                        (2) Unrestricted Definitive Notes in an aggregate
            principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

            Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

            (g) Legend.

                        (i) Except as permitted by the following paragraphs
            (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) will bear the Private Placement Legend in substantially the following form:

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION HEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, REFERRED TO AS THE RESALE RESTRICTION TERMINATION DATE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY,
         (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN

         THE FORM REQUIRED BY THE INDENTURE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Note will also bear the Global Note Legend in substantially the following form:

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE,
         (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
         2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

Each Definitive Note will also bear the following additional legend:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144, the Registrar will permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

                  (iii) After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends relating to the restrictions on transfer relating to the Securities Act on such Initial Note will cease to apply, the requirements requiring that any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note or appropriate directions to transfer such Holder's interest in the Global Note, as applicable.

                  (iv) Upon the consummation of an Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restrictive securities legend relating to the restrictions on transfer relating to the Securities Act set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Exchange Offer.

         (h) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note will be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note will be reduced and an adjustment will be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

                  (i) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee will authenticate Definitive Notes and Global Notes at the Registrar's or co-registrar's request.

                  (ii) No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and
         9.05 of this Indenture).

                  (iii) The Registrar or co-registrar will not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the

         Company, the Trustee, the Paying Agent, the Registrar or any co-registrar will be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  (j) No Obligation of the Trustee.

                  (i) The Trustee will have no responsibility or obligation to any beneficial owner of a Global Note, a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes will be given or made only to or upon the order of the registered Holders (which will be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note will be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and will be fully protected in relying upon information furnished by the Depositary with respect to its Participants and any beneficial owners.

                  (ii) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            Section 2.08 Outstanding Notes.The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

            Section 2.09 Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned will be so disregarded.

            Section 2.10 Temporary Notes.

            Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a written order of the Company signed by an Officer of the Company. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and that are reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

            Section 2.11 Cancellation.The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed, paid or delivered to the Trustee for cancellation.

            Section 2.12 Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date will be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.

            Section 2.13 CUSIP Numbers.

            The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

            Section 2.14 Issuance of Additional Notes.

            The Company will be entitled, from time to time, subject to its compliance with Section 4.09 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (i) the date of issuance,
(ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Indenture.

            With respect to any Additional Notes, the Company will set forth in an Officer's Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which will be delivered to the Trustee, the following information:

                  (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (ii) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

                  (iii) whether such Additional Notes will be Transfer Restricted Securities or will be issued in the form of Exchange Notes.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

         Section 3.01 Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it will furnish to the Trustee, at least 45 days before a redemption date, an Officer's Certificate setting forth
(i) the clause of this Indenture pursuant to which the redemption will occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption prices.

         Section 3.02 Selection of Notes to be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

         (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

         (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate;

provided, in each case, that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

         Section 3.03 Notice of Redemption.

            Subject to the provisions of Section 3.09 hereof, notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 10 hereof. Notices of redemption may not be conditional.

            The notice will identify the Notes to be redeemed (including CUSIP Numbers, if any) and will state:

            (i)   the redemption date;

            (ii)  the redemption price;

            (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (iv)  the name and address of the Paying Agent;

            (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

            Section 3.04 Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            Section 3.05 Deposit of Redemption or Purchase Price.

            Prior to 10:00 a.m. on the Business Day prior to the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

            Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon the Company's written request, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

            Section 3.07 Optional Redemption.

            (a) At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that:

            (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and

            (ii) any such redemption occurs within 120 days of the date of the closing of such Equity Offering.

            (b) At any time and from time to time prior to July 15, 2006, the Company may, at its option, redeem all or a portion of the Notes at the Make-Whole Price plus accrued and unpaid interest to the redemption date.

            (c) On and after July 15, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15th of the years indicated below:

            Year                                         Percentage
            2006....................................      103.438%
            2007....................................      101.719%

            (d) Any redemption pursuant to this Section 3.07 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

            Section 3.08 Mandatory Redemption.

            The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

            Section 3.09 Offer to Purchase by Application of Excess Proceeds.

            In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

            The Asset Sale Offer will be made to all Holders and all holders of other secured Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company will apply all Excess Proceeds (the "Asset Sale Offer Amount") to the purchase of Notes and the other secured pari passu Indebtedness to be purchased (on a pro rata basis, if applicable) or, if Notes and such other secured pari passu Indebtedness in an aggregate principal amount less than the Excess Proceeds has been tendered, all Notes and other secured pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

            If the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer will be made to all Holders. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (i)   that the Asset Sale Offer is being made pursuant to this
      Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

            (ii) the Asset Sale Offer Amount, the purchase price and the Asset Sale Payment Date;

            (iii) that any Note not tendered or accepted for payment will continue to accrue interest;

            (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Payment Date;

            (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (vi) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least five days before the Asset Sale Payment Date;

            (vii) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

            (viii) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Asset Sale Offer Amount, the Company will select the Notes and other secured pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (ix) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Asset Sale Payment Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof and other secured pari passu Indebtedness tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes and other secured pari passu Indebtedness tendered, and will deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Asset Sale Payment
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note and the Trustee, upon written request from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, if any, provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

            Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

            Section 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

            Section 4.03 Reports.

            (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee for mailing to the Holders of the Notes, within ten Business Days of the time periods specified in the SEC's rules and regulations:

            (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

            (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

            (b) In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in Sections 4.03(a)(i) and (ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will at all times comply with TIA Section 314(a);

            (c) For so long as any Notes remain outstanding, if at any time the Company is not required by the rules and regulations of the SEC to file the reports set forth in Section 4.03(a) and 4.03(b) above, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            Section 4.04 Compliance Certificate.

            (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate (which need not comply with Section 12.05) executed by an Officer, who is the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such Officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any grace period of requirement of notice under this Indenture.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above will be accompanied by a written statement of the Company's independent public accountants (who will be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants will not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            Section 4.05 Taxes.

            The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

            Section 4.06 Stay, Extension and Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

            Section 4.07 Restricted Payments.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

            (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

            (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or

            (iv)   make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (i) no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of this Indenture; and

            (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vii), (ix), (x) and (xii) of Section 4.07(b) below), is less than the sum, without duplication, of:

                  (A) 50% of the Consolidated Net Income of the Company for the
            period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (B) 100% of the aggregate Net Cash Proceeds and the fair
            market value of marketable securities received by the Company (and the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                  (C) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated, the cash plus fair market value of any marketable securities received upon sale or liquidation of such Restricted Investment (less the cost of disposition, if any), plus

                  (D) to the extent that any Unrestricted Subsidiary of the
            Company is redesignated as a Restricted Subsidiary after the Issue Date, the aggregate fair market value of all Investments of the Company or the Restricted Subsidiary in such Subsidiary as of the date of such redesignation.

            (b)   The foregoing provisions shall not prohibit:

            (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

            (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or with cash in an amount up to the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in a substantially concurrent acquisition in consideration of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (iii)(B) of the preceding paragraph;

            (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (iv) the payment of any dividend or other payment or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

            (v) so long as no Material Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value in the ordinary course of business of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any existing or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period; provided further that any amounts paid by the Company for any such repurchase, redemption or other acquisition or retirement will not be counted for purposes of the foregoing limitation to the extent the Utility has reimbursed the Company for such payments;

            (vi) so long as no Material Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or preferred stock of Restricted Subsidiaries issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Fixed Charges;"

            (vii) any Restricted Payments made in connection with or in contemplation of a Spin-Off;

            (viii) following the Utility's confirmed plan of reorganization under Chapter 11 of Title 11 of the United States Code (the "Utility's Plan of Reorganization") if the Utility is a Restricted Subsidiary and so long as no Material Default has occurred and is continuing or would be caused thereby, the payment of regular quarterly cash dividends on the Company's common stock after the Issue Date; provided that such dividends are paid pursuant to the dividend policy established by the Board of Directors of the Company and that the Company shall have received the cash used for such dividends from distributions by the Utility of cash legally available therefor;

            (ix) following the Utility's Plan of Reorganization if the Utility is an Unrestricted Subsidiary and so long as no Material Default has occurred and is continuing or would be caused thereby, the payment of regular quarterly cash dividends on the Company's common stock after the Issue Date; provided that such dividends are paid pursuant to the dividend policy established by the Board of Directors of the Company and that the Company shall have received the cash used for such dividends from distributions by the Utility of cash legally available therefor (excluding however, any distributions of the cash proceeds of material asset sales outside the ordinary course of business); provided further that any such distributions by the Utility to the Company or a Restricted Subsidiary that the Company pays as a dividend pursuant to this clause (ix) will not be included in the Consolidated Net Income of the Company under clause
      (iii)(A) of the preceding paragraph;

            (x) Investments in the Utility by the Company or a Restricted Subsidiary out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or with cash in an amount up to the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in a substantially concurrent acquisition in consideration of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such proceeds that are utilized for any such Investments will be excluded from clause (iii)(B) of the preceding paragraph;

            (xi) so long as no Material Default has occurred and is continuing or would be caused thereby, any dividends on preferred stock of the Company; provided that such dividends can be paid under clause (iii) of the preceding paragraph; and

            (xii) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the Issue Date not to exceed $75.0 million.

            (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined in good faith by the chief financial officer of the Company, whose officer's certificate with respect thereto will be delivered to the Trustee and if such fair market value exceeds $75.0 million, by the Board of Directors of the Company, whose resolution with respect thereto will be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed. Any sale of Capital Stock by a Restricted Subsidiary shall be deemed to be an issuance of Capital Stock by the Company.

            Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            (b) Notwithstanding the foregoing, the restrictions in Section 4.08(a) above shall not apply to encumbrances or restrictions existing under or by reason of:

            (i) agreements governing Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings ("Refinancings") of those agreements; provided that such Refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date; provided further that with respect to any Refinancings within six months of the Stated Maturity of any Existing Indebtedness or prior Refinancing, such Refinancings may contain restrictions that are in the reasonable opinion of the chief financial officer of the Company required by the lenders in order to obtain such Refinancings and are customary for such Refinancings;

            (ii) agreements governing Indebtedness of the Utility or any of its Subsidiaries existing at the time the Utility is designated a Restricted Subsidiary pursuant to and in accordance with the terms of this Indenture; provided that the encumbrances and restrictions are not materially more restrictive than is customary in comparable financings;

            (iii) this Indenture, the Notes and the Pledge Agreements;

            (iv) applicable law or any applicable rule, regulation or order of any court or governmental authority;

            (v) any encumbrance imposed pursuant to the terms of Indebtedness incurred pursuant to clause (iv), clause (v) (provided that any dividend or other payment restrictions contained in such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the Indebtedness being refinanced) or clause (xiii) (provided that such Indebtedness is Indebtedness of the Utility or any of its Subsidiaries) of Section 4.09(b) below; provided that such encumbrance is not materially more restrictive than is customary for comparable financings;

            (vi) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (vii) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (viii) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 4.08(a) above;

            (ix) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (x) Permitted Refinancing Indebtedness; provided that the encumbrances or restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (xi) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

            (xii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

            (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

            Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or any such Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Notwithstanding the foregoing, clause (a) above shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (i) following the substantial consummation of the Utility's Plan of Reorganization, the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $500.0 million;

            (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

            (iii) the incurrence by the Company of Indebtedness represented by the Notes issued on the Issue Date and the Exchange Notes;

            (iv) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary and the incurrence of any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv) in an aggregate amount (after giving effect to the retirement of the Indebtedness so refunded, refinanced or replaced) not to exceed $35.0 million at any one time outstanding;

            (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clause (a) or clauses (ii), (iii) or
      (v) of this Section 4.09(b);

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:

                  (A) if the Company is the obligor on such Indebtedness, such
            Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

                  (B) (i) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or a Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

            (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the normal course of business and not for speculative purposes, designed to protect the Company or its Restricted Subsidiary against fluctuations in interest rates or currency exchange rates with respect to Indebtedness incurred by the Company or any of its Restricted Subsidiaries or against fluctuations in the price of commodities used by that entity at the time;

            (viii) the Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness that was permitted to be incurred by another provision of this Section 4.09; provided that in the event the Indebtedness that is being Guaranteed is subordinated in right of payment to the Notes, then the Guarantee of that Indebtedness by the Company shall be subordinated in right of payment to the Notes;

            (ix) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock, or in the case of any Restricted Subsidiary, preferred stock, in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

            (x) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

            (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

            (xii) the incurrence by the Company of Indebtedness that is subordinated in right of payment to the Notes, and the incurrence of any Permitted Refinancing

      Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii) in an aggregate amount (after giving effect to the retirement of any Indebtedness so refunded, refinanced or replaced) not to exceed $200.0 million at any one time outstanding; and

            (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and the incurrence of any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii) in an aggregate amount (after giving effect to the retirement of any Indebtedness so refunded, refinanced or replaced) not to exceed $500.0 million at any one time outstanding.

            (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) at any time meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of Section 4.09(b) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify (and later reclassify) in whole or in part in its sole discretion such item of Indebtedness in any manner that complies with Section 4.09.

            (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in the same foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

            Section 4.10 Asset Sales.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (ii) the fair market value is determined by the Company's chief financial officer and set forth in an Officer's Certificate delivered to the Trustee; and

            (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                  (A) any liabilities, as shown on the Company's or such
            Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are transferred to the transferee by operation of law or assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from, or fully indemnifies it against, further liability;

                  (B) any securities, notes or other obligations received by the
            Company or any such Restricted Subsidiary from such transferee that are, within 60 days, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                  (C) Additional Assets received in an exchange of assets
            transaction.

            (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply those Net Proceeds at its option:

            (i) to repay Senior Debt or any Indebtedness of a Restricted Subsidiary and, if the Senior Debt or such Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

            (iii) to make a capital expenditure in a Permitted Business; or

            (iv) to acquire other long-term assets that are used or useful in a Permitted Business.

            Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

            Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and, to the extent required, to all holders of other secured Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof, to purchase the maximum principal amount of Notes (in integral multiples of $1,000) and such other secured pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount of Notes and other secured pari passu Indebtedness to be purchased or the lesser amount required under agreements governing such


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
other secured pari passu Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture, including any similar offer to purchase unsecured Indebtedness. If the aggregate principal amount of Notes and other secured pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other secured pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

            (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.

            Section 4.11 Transactions with Affiliates.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

            (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (ii)  the Company delivers to the Trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an Officer's Certificate of the chief financial officer of the Company certifying that such Affiliate Transaction complies with this Section 4.11(a); and

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the holders of such Affiliate Transaction from a financial point of view or that the terms of the Affiliate Transaction are no less favorable to the Company or the relevant Restricted Subsidiary than terms that would have been obtained in a comparable transaction with an unrelated person or entity.


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
            (b) Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) above:

            (i) any (A) employment or indemnification arrangements, (B) transactions relating to compensation, stock option or other benefit plans or arrangements, in each case with any employee, consultant or director of the Company or any of its Restricted Subsidiaries that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or (C) any redemption or repurchase of the Capital Stock of the Company held by employees upon death, disability or termination of employment;

            (ii) transactions between or among any of the Company and/or its Restricted Subsidiaries and/or the Utility;

            (iii) transactions between the Company and any of its Restricted Subsidiaries, on the one hand, and any Unrestricted Subsidiary if such transaction: (A) is contemplated by or provided for in a confirmed plan of reorganization in a bankruptcy proceeding of NEG or otherwise necessary to comply with such a plan or in connection with a court-approved judgment or settlement of litigation related to a bankruptcy proceeding of NEG or (B) is subject to tariff or pricing regulation by the CPUC or the FERC or similar regulatory agencies or bodies;

            (iv) any agreement in effect as of the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

            (v) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

            (vi)  payment of reasonable directors fees;

            (vii) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

            (viii) Restricted Payments that are permitted by Section 4.07 hereof;

            (ix)  transactions pursuant to or contemplated by a Spin-Off;

            (x) any payments or other transactions pursuant to any existing, substantially similar or customary tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is or was part of a consolidated group for tax purposes;

            (xi) Permitted Investments described in clauses (9) or (10) of the definition thereof;

            (xii) the grant of intellectual property licenses by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary; and


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
            (xiii) the provision of general corporate administrative, operating and management services including, without limitation, procurement, construction, engineering, construction administration, legal, accounting, financial, tax, management, risk management, personnel, corporate communications, public and governmental relations, information technology, administration and business planning, operating, management, energy trading and price risk management service, in each case, on terms no less favorable to the Company or Restricted Subsidiary than cost-based.

            Section 4.12 Liens.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon the Collateral, unless:
(a) such Liens secure Indebtedness incurred under clauses (i) or (xiii) of
Section 4.09(b) and the lenders become a party to the Pledge Agreements, or otherwise agree to be bound by the terms thereof, in connection with the creation of such Liens and, in each case, all payments due under this Indenture and the Notes are secured on at least an equal and ratable basis with the obligation so secured or (b) such Liens secure any other Indebtedness the outstanding principal amount of which does not exceed at any time $100.0 million, on a basis that is junior to all payments due under this Indenture and the Notes, and the lenders become a party to the Pledge Agreements, or otherwise agree to be bound by the terms thereof, in connection with the creation of such Liens; provided that, following the Investment Grade Date, an aggregate amount of Indebtedness at any time outstanding of up to 15% of Consolidated Tangible Assets may be secured by Liens on the Collateral on an equal and ratable basis with, or junior to, the Notes.

            Section 4.13 Business Activities.

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

            Section 4.14 Corporate Existence.

            Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

            Section 4.15 Offer to Repurchase upon Change of Control, Spin-Off or Reorganization Event.


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
            (a) If a Change of Control, Spin-Off or Reorganization Event occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to an offer by the Company (a "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, for the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control or no sooner than 60 days prior to and no later than 30 days following a Spin-Off or Reorganization Event, as the case may be, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control, Spin-Off or Reorganization Event, as the case may be, and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"). Such notice, which will govern the terms of the Change of Control Offer, will state: (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control, Spin-Off or Reorganization Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 or 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this
Section 4.15 by virtue of such conflict.

            (b) On the Change of Control Payment Date the Company shall, to the extent lawful:

            (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and


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
            (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control, Spin-Off, or Reorganization Event, as applicable, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 hereof and this
Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

            Section 4.16 Payments for Consent.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            Section 4.17 Designation of Restricted and Unrestricted
Subsidiaries.

            The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) of this Indenture or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

            Section 4.18 Covenant Termination.

            Upon the first date upon which the Notes are rated BBB- or better by Standard & Poor's and Baa3 or better by Moody's (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Company as a replacement agency) and no Material Default has occurred and is continuing under this Indenture (the "Investment Grade Date"),


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
the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and 4.16, which will be deemed to be terminated as of and from such date; provided that the provisions of Sections 4.03, 4.12, 4.15 and 5.01 (except as set for in such Section 5.01) shall not be so terminated.

                                    ARTICLE 5
                                   SUCCESSORS

            Section 5.01 Merger, Consolidation or Sale of Assets.

            The Company shall not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (other than in connection with the Spin-Off), in one or more related transactions, to another Person unless:

            (i) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Pledge Agreements (other than in the case of a Reorganization Event, in which case the Pledge Agreements will terminate and the Collateral will be released) and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case of a lease of all or substantially all of the assets of the Company and its Restricted Subsidiaries, the Company will not be released from the obligations to pay the principal of, whether at maturity or otherwise, and interest on the Notes;

            (iii) immediately after such transaction no Material Default shall have occurred and be continuing; and

            (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

            Notwithstanding the preceding clause (iv) above, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the


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Company and (b) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company to another state of the United States so long as the amount of the Company's Indebtedness and the Indebtedness of its Restricted Subsidiaries is not increased thereby. In addition, following an Investment Grade Date the Company shall not be required to comply with clause
(iv).

            Section 5.02 Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made will succeed to, be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" will refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company will not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that meets the requirements of Section
5.01 hereof.

                                  ARTICLE 6
                              DEFAULTS AND REMEDIES

            Section 6.01 Events of Default.

            An Event of Default occurs if:

            (1) the Company defaults for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

            (2) the Company defaults in the payment when due of the principal of, or premium, if any, on the Notes;

            (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions described under Section 4.10, Section 4.15 or
      Section 5.01;

            (4) the Company or any of its Restricted Subsidiaries fails for 60 days after notice to comply with any of the other covenants or agreements in this Indenture;

            (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:


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
                  (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

            (6) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

            (7) (a) except as permitted by the Pledge Agreements, any amendments thereto, the provisions of this Indenture, or other than as a result of a Reorganization Event, either of the Pledge Agreements ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the holders for 60 days after notice, (b) the Company challenges the Lien on the Collateral under the Pledge Agreements prior to the time that the Collateral is to be released to the Company or (c) the Company asserts that either of the Pledge Agreements is invalid and unenforceable, other than in accordance with its terms;

            (8) the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
      Law:

                  (A)   commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors or

                  (E)   generally is not paying its debts as they become due;
            or

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) in an involuntary case that is for relief against the
            Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  (B) appoints a custodian of the Company or any of its
            Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of the Company or any of its
            Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 consecutive days

            Section 6.02 Acceleration.

            In the case of an Event of Default specified in clause (8) or (9) of
Section 6.01 hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

            However, a Default under clause (4) above will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

            Section 6.03 Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 6.04 Waiver of Past Defaults.

            Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or interest or premium or Additional Interest, if any, on the Notes, including in connection with an offer to purchase; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. Upon any such waiver, such Default will cease to exist, and any Event


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of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

            Section 6.05 Control by Majority.

            Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

            Section 6.06 Limitation on Suits.

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

            Section 6.07 Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

            Section 6.08 Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against


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
the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.09 Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, is denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10 Priorities.

            If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction directs.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


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
            Section 6.11 Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

            Section 7.01 Duties Of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

            (b)   Except during the continuance of an Event of Default:

            (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of Section 7.01(b) hereof;

            (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.


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
            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b) and (c) hereof.

            (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.02 Rights Of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

            (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders will have offered to the Trustee reasonable security or indemnity against any loss, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) The Trustee will not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.


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
            (h) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority in aggregate principal amount of the Notes outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in connection with the performance of its duties under this Indenture, and to each agent, custodian and other Person employed to act hereunder.

            Section 7.03 Individual Rights of Trustee.

            The Trustee or any Affiliate of the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

            Section 7.04 Trustee's Disclaimers.

            The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

            Section 7.05 Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

            Section 7.06 Reports by Trustee to Holders of the Notes.

            (a) Within 60 days after each July 15 beginning with the July 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

            (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

            Section 7.07 Compensation and Indemnity.

            (a) The Company will pay to the Trustee from time to time such compensation as the Company and the Trustee from time to time have agreed in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            (b) The Company will indemnify the Trustee or any predecessor Trustee against any and all losses, liabilities or expenses, including taxes (except for taxes based upon the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without their consent, which consent will not be unreasonably withheld.

            (c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

            (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

            (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.


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

            Section 7.08 Replacement of Trustee.

            (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (i)   the Trustee fails to comply with Section 7.10 hereof;

            (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (iii) a custodian or public officer takes charge of the Trustee or its property; or

            (iv)  the Trustee becomes incapable of acting.

            (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee, after written request by any Holder of a Note who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of the Notes. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

            Section 7.09 Successor Trustee by Merger, etc.

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
            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

            Section 7.10 Eligibility; Disqualification.

            There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

            This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

            Section 7.11 Preferential Collection of Claims against Company.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            Section 8.01 Option to Effect Legal Defeasance or Covenant
Defeasance.

            The Company may at any time, elect to have either Section 8.02 or
8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

            Section 8.02 Legal Defeasance and Discharge.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Notes, and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

            (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section,


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
      payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due;

            (ii) the Company's obligations with respect to such Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof;

            (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

            (iv)  this Section 8.02.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

            Section 8.03 Covenant Defeasance.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15,
4.16 and 4.17, Article 5 and Article 11 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

            Section 8.04 Conditions to Legal or Covenant Defeasance.

            In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

            (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, or interest or premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be,


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
      and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (ii) in the case of an election under Section 8.02 hereof, the Company will deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law; in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (iii) in the case of an election under Section 8.03 hereof, the Company will deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (vi) the Company will deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

            (vii) the Company will deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance have been complied with.

            Section 8.05 Deposited Money and Government Securities to be held in Trust; Other Miscellaneous Provisions.

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of


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
such Notes of all sums due and to become due thereon in respect of principal, interest, premium and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

            The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Section 8.06 Repayment to Company.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Additional Amounts, if any, or interest has become due and payable will be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company

            Section 8.07 Reinstatement.

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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
                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

            Section 9.01 Without Consent of Holders of Notes.

            Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Pledge Agreements or the Notes without the consent of any Holder of a Note to:

            (i)   cure any ambiguity, defect or inconsistency;

            (ii) provide for uncertificated Notes in addition to or in place of certificated Notes;

            (iii) provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article 5 hereof;

            (iv) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or under the Pledge Agreements of any Holder of a Note;

            (v) provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

            (vi) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

            (vii) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof.

            The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

            After an amendment under this Indenture becomes effective, the Company is to mail to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

            Upon (x) the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture and (y) receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

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
            Section 9.02 With Consent of Holders of Notes.

            Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Amendments to the Pledge Agreements shall be made in accordance with their terms.

            Upon (x) the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, (y) the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid and (z) receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

            The Company may, but will not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders of Notes on such record date, or their duly designated proxies, and only such Persons, will be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent will have become effective by virtue of the requisite percentage having been obtained prior to the date which is 180 days after such record date; any such consent previously given will automatically and without further action by any Holder be canceled and of no further effect.

            It will not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

            (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the principal amount of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.15 hereof);

            (iii) reduce the rate of or change the time for payment of interest on any Note;

            (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (v) make any Note payable in currency other than that stated in the Notes;

            (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

            (vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

            (viii) make any change in the ranking or priority of any Note that would adversely affect the Holders (other than any change resulting from an amendment to the Pledge Agreements in accordance with their terms); or

            (ix) make any change in Section 6.04 and 6.07 hereof or in the foregoing amendment and waiver provisions.

            In addition, any amendment to, or waiver of, the provisions of the Pledge Agreements in any manner (i) that adversely affects the rights of the Holders of the Notes or (ii) that releases any of the Collateral from the Liens under the Pledge Agreements (in each case, other than in accordance with the terms of such documents) will require the consent of the Holders of at least 66-2/3% of the aggregate principal amount of Notes then outstanding.

            Section 9.03 Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

            Section 9.04 Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent


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
Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            Section 9.05 Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee will authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.06 Trustee to Sign Amendments, etc.

            The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive, and (subject to Section 7.01 hereof) will be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                           SATISFACTION AND DISCHARGE

            Section 10.01 Satisfaction and Discharge.

            (c) This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

            (i)   either:

                  (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                  (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

            (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

            (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

            (d) In addition, the Company shall deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

            Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 10.01(i)(B) hereof, the provisions of Section 10.02 and Section 8.06 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

            Section 10.02 Application of Trust Money.

            Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 will be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

            If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section
10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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
                                   ARTICLE 11.
                                   COLLATERAL

            Section 11.01 Pledge Agreements.

            The due and punctual payment of the principal of, interest on and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.07 herein, and the Notes, shall be secured as provided in the Pledge Agreements. The Trustee and the Company hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders, in each case pursuant to the terms of the Pledge Agreements.

            Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs (i) the Collateral Agent, with respect to each of the Pledge Agreements to which it is a party, and (ii) the Trustee to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.

            The Trustee and each Holder, by accepting the Notes, acknowledges that, as more fully set forth in the Pledge Agreements, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and other secured parties under the Pledge Agreements, and that the Lien of this Indenture and the Pledge Agreements in respect of the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Pledge Agreements and actions that may be taken thereunder.

            Notwithstanding (i) anything to the contrary contained in this Indenture, Pledge Agreements, Notes or any other instrument governing, evidencing or relating to any Indebtedness, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors:

            (i) the Liens will rank equally and ratably with all valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Indenture to exist and to rank equally and ratably with the Notes; and

            (ii) all proceeds of the Pledge Agreements shall be allocated and distributed as set forth in the Pledge Agreements.

            Section 11.02 Opinions.

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
            Promptly after the effectiveness of this Indenture, to the extent required by the TIA, the Company shall deliver the opinion(s) required by
Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Company shall furnish to the Trustee on or prior to each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

            Section 11.03 Release of the Collateral.

            (a) The parties hereto hereby agree and acknowledge that the Collateral may be released by the Collateral Agent at any time in accordance with the provisions of the Pledge Agreements and this Indenture or upon the termination of this Indenture and, in any such case, the Collateral so released shall automatically be released as Collateral for the Notes without any action on the part of the Trustee or the Holders. For purposes of the TIA, the release of any Collateral from the terms of the Pledge Agreements will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Pledge Agreements if and to the extent the Collateral is released pursuant to the Pledge Agreements or upon the termination of this Indenture. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the lien of the Pledge Agreements and relating to the substitution therefor of any property or securities to be subjected to the lien of the Pledge Agreements to be complied with.

            (b) The fair value of Collateral released from the Liens of the Pledge Agreements pursuant to Section 11.03(a) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Pledge Agreements in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA. It is expressly understood that
Section 11.03(a) and this Section 11.03(b) relate only to the Company's obligations under the TIA and shall not restrict or otherwise affect the Company's rights or abilities to release Collateral pursuant to the terms of this Indenture and the Pledge Agreements or as otherwise permitted by the Trustee under this Indenture.

            Section 11.04 Certificates of the Company.

            Subject to Section 11.03(b) the Company shall furnish to the Trustee prior to each proposed release of Collateral all documents required by TIA
Section 314(d), if any. The Trustee may, to the extent permitted by Sections
7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Any certificate or opinion required by TIA Section 314(d), if applicable, may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA Section 314(d).

            Section 11.05 Authorization of Actions to be Taken by the Trustee Under the Pledge Agreements.

            The Trustee shall be the representative on behalf of the Holders and shall act upon the written direction of the Holders with regard to all voting, consent and other rights granted to the Holders under the Pledge Agreements. Subject to the provisions of the Pledge Agreements, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Pledge Agreements and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Company hereunder. Subject to the provisions of the Pledge Agreements, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

            Section 11.06 Authorization of Receipt of Funds by the Trustee Under the Pledge Agreements.

            The Trustee is authorized to receive any funds for the benefit of the Holders distributed by the Collateral Agent under the Pledge Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Pledge Agreements.

            Section 11.07 Release Upon Termination of the Company's Obligations.

            (a) If (i) the Company delivers an Officer's Certificate and an Opinion of Counsel certifying that all of its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article 8 hereof, (ii) all outstanding Notes issued under this Indenture shall be surrendered to the Trustee for cancellation, (iii) the release of the Collateral in accordance with the terms of the Pledge Agreements occurs or (iv) any other release of the Collateral as security for obligations of the Company or a Subsidiary under this Indenture occurs, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Pledge Agreements, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of the Holders.

            (b) Any release of Collateral made in compliance with this Section
11.07 shall not be deemed to impair the Lien under the Pledge Agreements or the Collateral thereunder in contravention of the provisions of this Indenture or the Pledge Agreements.

                                   ARTICLE 12.
                                  MISCELLANEOUS

            Section 12.01 Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

            Section 12.02 Notices.

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

            If to the Company:

            PG&E Corporation
            One Market, Spear Tower, Suite 2400
            San Francisco, California  94105
            Attention:  Chief Counsel - Corporate (Fax: (415) 817-8225)

            With a copy to:

            Orrick, Herrington & Sutcliffe LLP
            400 Sansome Street
            San Francisco, California  94111-3143
            Attention:  Leslie P. Jay (Fax: (415) 773-5759)

            If to the Trustee:

            Bank One, N.A.
            1 Bank One Plaza, Suite IL1-0595
            Chicago, Illinois  60670
            Attention:  Janice Ott Rotunno (Fax: (312) 336-8840

            The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) will be deemed to have been duly given, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

            Section 12.03 Communications By Holders of Notes with Other Holders of Notes.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA Section 312(c).

            Section 12.04 Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

                  (I) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (II) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

            Section 12.05 Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) will comply with the provisions of TIA Section 314(e) and will include:

                  (I) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (II) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (III) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (IV) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

            Section 12.06 Rule by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 12.07 No Personal Liability of Directors, Officers, Employees and Shareholders.

            No director, officer, employee, incorporator or shareholder of the Company or any director, officer, employee or incorporator of any Subsidiary of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture, the Pledge Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

            Section 12.08 Governing Law.

            THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 12.09 No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this indenture.

            Section 12.10 Successors.

            All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

            Section 12.11 Severability.

            In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

            Section 12.12 Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

            Section 12.13 Table of Contents, Headings, etc.

            The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of July 2, 2003

                                    PG&E CORPORATION


                                    By: /s/  Peter A. Darbee
                                        ---------------------------------------
                                        Name:  Peter A. Darbee
                                        Title: Senior Vice President and Chief
                                               Financial Officer




BANK ONE, N.A.
  as Trustee

By: /s/ Janice Ott Rotunno
    ------------------------------------
    Name: Janice Ott Rotunno
    Title: Vice President and Assistant
           Secretary

                                    EXHIBIT A
                             [FORM OF FACE OF NOTE]

                              [Global Note Legend]

            THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                           [Private Placement Legend]

            THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS
NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, REFERRED TO AS THE RESALE RESTRICTION TERMINATION DATE, OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE

SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND
(II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM REQUIRED BY THE INDENTURE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                         [Definitive Securities Legend]

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                            CUSIP NO.
                                                                      ----------
                                                                 ISIN
                                                                      ----------

No.                                                             $
   ----------------------                                        ---------------
                      6-7/8% Senior Secured Notes Due 2008

            PG&E Corporation, a California corporation, promises to pay to Cede
& Co., or registered assigns, the principal sum of          Dollars on July 15,
2008.                                              --------

            Interest Payment Dates:     January 15 and July 15

            Record Dates:               January 1 and July 1

            Additional provisions of this Note are set forth on the other side of this Note.

Dated: July 2, 2003

                                    PG&E CORPORATION


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

BANK ONE, N.A.

   as Trustee, certifies that this
      is one of the Notes referred
      to in the Indenture.

By:
   ---------------------------------------
           Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                       6-7/8% Senior Secured Note due 2008

            Capitalized terms used herein will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. PG&E Corporation, a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at 6-7/8% per annum from July 2, 2003 until maturity and will pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), with the same force and effect as if made on the date for such payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 2, 2003; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be January 15, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method Of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which have provided wire transfer instructions to the Company or the Paying Agent if such Holders are registered Holders of at least $250,000 in principal amount of the Notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent And Registrar. Initially, Bank One, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. Indenture. The Company issued the Notes under an Indenture dated as of July 2, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

      5. Optional Redemption.

            (a) Except as set forth in clause (b) and (c) of this paragraph 5, the Notes will not be redeemable at the Company's option prior to July 15, 2006. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15th of the years indicated below:

            YEAR                                     PERCENTAGE
            ----                                     ----------
            2006...................................    103.438%
            2007...................................    101.719%

            (b) Notwithstanding the foregoing, at any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and provided, further, that any such redemption occurs within 120 days of the date of the closing of such Equity Offering.

            (c) At any time and from time to time prior to July 15, 2006, the Company may, at its option, redeem all or a portion of the Notes at the Make-Whole Price plus accrued and unpaid interest to the redemption date.

      6. Mandatory Redemption.

            Except as set forth in paragraph 7 below, the Company will not be required to make mandatory redemption payments with respect to the Notes.

      7. Repurchase At Option Of Holder.

            (a) If there is a Change of Control, Spin-Off or Reorganization Event, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of the purchase (the "Change of Control Payment").

Within 30 days following any Change of Control or no sooner than 60 days prior to and no later than 30 days following a Spin-Off or Reorganization Event, as the case may be, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control, Spin-Off or Reorganization Event, as the case may be, and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

            (b) If the Net Proceeds of any Asset Sales consummated by the Company or a Restricted Subsidiary are not applied or invested as provided in
Section 4.10(b) of the Indenture, such Net Proceeds will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Company will commence an offer to all Holders of Notes and all holders of other secured Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture, to purchase the maximum principal amount of Notes (in integral multiples of $1,000) and such other secured pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of Notes and other secured pari passu Indebtedness to be purchased or the lesser amount required under agreements governing such other secured pari passu Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other secured pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other secured pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

      8. Notice Of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      11. Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture, the Pledge Agreements or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Pledge Agreements or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture or the Pledge Agreements of any such Holder, to provide for the issuance of Additional Notes in accordance with the terms of the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the procedures set forth in the Indenture.

      12. Defaults and Remedies. An "Event of Default" occurs if: (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the covenants contained in Sections 4.10,
4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other covenants or agreements of the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) (a) except as permitted by the Pledge Agreements, any amendments thereto and the provisions of the Indenture or other than as a result of a Reorganization Event, either of the Pledge Agreements ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the Holders for 60 days after notice, (b) the Company challenges the Lien on the Collateral under the Pledge Agreements prior to the time that the Collateral is to be released to the Company or (c) the Company asserts that either of the Pledge Agreements is invalid and unenforceable, other than in accordance with its terms; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest, except with respect to a Default or Event of Default relating to the payment of principal of, or interest or premium of Additional Interest, if any, on, the Notes.

            The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree or if all existing Events of Default have been cured or waived.

      13. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. No Recourse Against Others. A director, officer, employee, incorporator or shareholder of the Company or any director, officer, employee or incorporator of any Subsidiary of the Company, as such, will not have any liability for any obligations of the Company under the Notes, the Indenture, the Pledge Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      15. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      17. Additional Rights Of Holders Of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted

Securities will have all the rights set forth in the Registration Rights Agreement dated as of July 2, 2003, between the Company and the parties named on the signature pages thereof, or, with respect to any Additional Notes, Holders of Transfer Restricted Securities will have all the rights set forth in one or more registration rights agreements between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of Additional Notes (collectively, the "Registration Rights Agreement").

      18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      19. Governing Law. This Note will be governed by, and construed in accordance with, the laws of the State of New York.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  PG&E Corporation
                  One Market, Spear Tower, Suite 2400
                  San Francisco, California  94105
                  Attention: Chief Counsel - Corporate (Fax: (415) 817-8225)

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     -----------------------

                                     Your Signature:
                                                    ---------------------------
                                       (Sign exactly as your name appears on
                                              the face of this Note)

Signature Guarantee.

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

      [ ] Section 4.10    [ ] Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $
                                     -----------------------

Date:                               Your Signature:
     -----------------                             ----------------------------
                                       (Sign exactly as your name appears on
                                        the Note)


                                    Tax Identification No.:
                                                            -------------------

Signature Guarantee.

              Schedule of Exchanges of Interests in the Global Note

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                Principal
                        Amount of           Amount of        Amount of this       Signature of
                       Decrease in         Increase in         Global Note         Authorized
                        Principal           Principal        following such        Officer of
                     Amount of this      Amount of this         Decrease           Trustee or
Date of Exchange       Global Note         Global Note        (or Increase)      Note Custodian
----------------       -----------         -----------        -------------      --------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

PG&E Corporation
One Market, Spear Tower, Suite 2400
San Francisco, California 94105
Attn: [ ]

Bank One, N.A.
1 Bank One Plaza, Suite 1L1-0595
Chicago, Illinois  60670
Attn: [ ]

           Re: 6 7/8% Senior Secured Notes due 2008

        Reference is hereby made to the Indenture, dated as of July 2, 2003 (the "Indenture"), between PG&E Corporation, as issuer (the "Company"), and Bank One, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

        1.[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2. [ ]CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the

United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTES PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to the beneficial interest in Restricted Global Notes and Definitive Notes bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

        (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       OR

        (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       OR

        (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

        4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

        (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the

Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                               [Insert Name of Transferor]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

        Dated:
               ---------------

                                              ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

(a)  [ ] a beneficial interest in the:

           (i)   [ ]  Rule 144A Global Note (CUSIP _________), or
           (ii)  [ ]  Regulation S Global Note (CUSIP _________), or
(b)  [ ]  a Restricted Definitive Note.
2.       After the Transfer the Transferee will hold:
        [CHECK ONE]

(a)  [ ]  a beneficial interest in the:
           (i)   [ ]  Rule 144A Global Note (CUSIP _________), or
           (ii)  [ ]  Regulation S Global Note (CUSIP _________), or
           (iii) [ ]  Unrestricted Global Note (CUSIP _________); or

(b)  [ ]  a Restricted Definitive Note; or
(c)  [ ]  an Unrestricted Definitive Note,
     in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

PG&E Corporation
One Market, Spear Tower, Suite 2400
San Francisco, California 94105
Attn: [             ]

Bank One, N.A.
1 Bank One Plaza, Suite 1L1-0595
Chicago, Illinois  60670
Attn:  [                    ]

            Re:  6 7/8% Senior Secured Notes due 2008
            (CUSIP ____________)

        Reference is hereby made to the Indenture, dated as of July 2, 2003 (the "Indenture"), between PG&E Corporation, as issuer (the "Company"), and Bank One, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

        (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

        (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] Rule 144A Global Note, [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                             [Insert Name of Transferor]


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Dated:
        --------------------